Quarterly Servicer's Certificate

                               West Penn Funding LLC
                   $600,000,000 Transition Bonds, Series 1999-A

Pursuant to Section 3.04 of the Servicing Agreement dated as of November 16, 1999 (the "Servicing Agreement") between West Penn Power Company, as Servicer and West Penn Funding LLC, as Issuer, the Servicer does hereby certify as follows: Capitalized terms used in the Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement.

              Billing Periods:  December 2000, January and February 2001
                          Payment Date:    March 25, 2001


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1.Collections Allocable and Aggregate Amounts Available for the Current
  Payment Date:
  i.  Remittances for the December 2000 Collection Period                                    $7,828,068.88
  ii. Remittances for the January 2001 Collection Period                                     $9,218,437.12
  iii.Remittances for the February 2001 Collection Period                                    $9,291,040.32
  iv. Net Earnings on General  Subaccount                                                      $109,450.58
  v.  Net Earnings on Capital Subaccount                                                             $0.00
  vi. Net Earnings on Overcollateralization Subaccount                                               $0.00
  vii.Net Earnings on Reserve Subaccount                                                             $0.00
  viiiGeneral Subaccount Balance                                                            $26,446,996.90

  ix. Reserve Subaccount Balance                                                                     $0.00
  x.  Overcollateralization Subaccount Balance                                                       $0.00
  xi. Capital Subaccount Balance                                                                     $0.00
  xii.Collection Account Balance                                                            $26,446,996.90

2.Outstanding Principal Balance and Collection Account Balance as of Prior
  Payment Date:
  i.  Class A-1 Principal Balance                                                           $27,167,302.92
  ii. Class A-2 Principal Balance                                                          $172,000,000.00
  iii.Class A-3 Principal Balance                                                          $198,000,000.00
  iv. Class A-4 Principal Balance                                                          $156,000,000.00
  v.  Transition Bond Principal Balance                                                    $553,167,302.92

  vi. Reserve Subaccount Balance                                                                     $0.00
  vii.Overcollateralization Subaccount Balance                                                       $0.00
  viiiCapital Subaccount Balance                                                                     $0.00

3.Required Funding/Payments as of Current Payment Date:
  i.  Projected Class A-1 Bond Balance                                                       $9,087,973.93
  ii. Projected Class A-2 Bond Balance                                                     $172,000,000.00
  iii.Projected Class A-3 Bond Balance                                                     $198,000,000.00
  iv. Projected Class A-4 Bond Balance                                                     $156,000,000.00
  v.  Projected Transition Bond Balance                                                    $535,087,973.93

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  vi. Required Class A-1 Coupon (6.32% per annum rate)                                        $429,243.39
  vii.Required Class A-2 Coupon (6.63% per annum rate)                                      $2,850,900.00
  viiiRequired Class A-3 Coupon (6.81% per annum rate)                                      $3,370,950.00
  ix. Required Class A-4 Coupon (6.98% per annum rate)                                      $2,722,200.00
  x.  Required Overcollateralization Funding                                                  $441,176.47
  xi. Required Capital Subaccount Funding                                                   $3,000,000.00

4.Allocation of Remittances as of Current Payment Date Pursuant to 8.02d of
  the Indenture:
  i.  Cumulative Monthly Administration Fee during Relevant Quarter                            $20,000.00
  ii. Bond Trustee Fees and Expenses                                               *              $830.00
  iii.Independent Directors' Fee                                                  **              $300.00
  iv. Servicing Fee                                                                           $312,500.00
  v.  Operating Expenses (subject to $100,000 cap)                                              $1,134.88
  vi. Quarterly Interest                                                                    $9,373,293.39
      1.Class A-1 Bond Coupon Payment                                                         $429,243.39
      2.Class A-2 Bond Coupon Payment                                                       $2,850,900.00
      3.Class A-3 Bond Coupon Payment                                                       $3,370,950.00
      4.Class A-4 Bond Coupon Payment                                                       $2,722,200.00
  vii.Principal Due and Payable                                                                     $0.00
  viiiScheduled Quarterly Principal                                                        $16,738,938.63
      1.Class A-1 Bond Principal Payment                                                   $16,738,938.63
      2.Class A-2 Bond Principal Payment                                                            $0.00
      3.Class A-3 Bond Principal Payment                                                            $0.00
      4.Class A-4 Bond Principal Payment                                                            $0.00
  ix. Operating Expenses (in excess of $100,000)                                                    $0.00
  x.  Funding of Capital Subaccount (to required level)                                             $0.00
  xi. Funding of Overcollateralization Subaccount (to required level)                               $0.00
  xii.Net Earnings on Capital Subaccount Released to Issuer                                         $0.00
  xiiiDeposits to Reserve Subaccount                                                                $0.00
  xiv.Released to Issuer upon Series Retirement:  Collection Account                                $0.00

5.Outstanding Principal Balance and Collection Account Balance as of Current
  Payment Date:
  (after giving effect to payments to be made on such payment date):
  i.  Class A-1 Principal Balance                                                          $10,428,364.29
  ii. Class A-2 Principal Balance                                                         $172,000,000.00
  iii.Class A-3 Principal Balance                                                         $198,000,000.00
  iv. Class A-4 Principal Balance                                                         $156,000,000.00
  v.  Transition Bond Principal Balance                                                   $536,428,364.29

      * $750 per quarter, in advance plus expenses, in arrears.
      **Independent Directors' Fee is $300/Quarter.

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  vi. Reserve Subaccount Balance                                                                   $0.00
  vii Overcollateralization Subaccount Balance                                                     $0.00
  viiiCapital Subaccount Balance                                                                   $0.00

6.Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02d of the Indenture):
  i.  Reserve Subaccount                                                                           $0.00
  ii. Overcollateralization Subaccount                                                             $0.00
  iii.Capital Subaccount                                                                           $0.00
  iv. Total Draws                                                                                  $0.00

7.Shortfalls In Interest and Principal Payments as of Current Payment Date:
  i.  Quarterly Interest                                                                           $0.00
      1.Class A-1 Bond Coupon Payment                                                              $0.00
      2.Class A-2 Bond Coupon Payment                                                              $0.00
      3.Class A-3 Bond Coupon Payment                                                              $0.00
      4.Class A-4 Bond Coupon Payment                                                              $0.00
  ii. Quarterly Principal                                                                  $1,340,390.36
      1.Class A-1 Bond Principal Payment                                                   $1,340,390.36
      2.Class A-2 Bond Principal Payment                                                           $0.00
      3.Class A-3 Bond Principal Payment                                                           $0.00
      4.Class A-4 Bond Principal Payment                                                           $0.00

8.Shortfalls in Required Subaccount Levels as of Current Payment Date:
  i.  Overcollateralization Subaccount                                                       $441,176.47
  ii. Capital Subaccount                                                                  $3,000,000.00


IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Bond this 19th day of March, 2001.

West Penn Power Company, as Servicer

by:  ______________________by:  _______________________
        M. P. Morrell              R. F. Binder
        Vice President             Treasurer

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